UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2018

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01— Other Events.

Recast Financial Information

Americold Realty Trust (the “Company”) is filing this Current Report on Form 8-K (“Current Report”) to recast certain financial information previously included in the Company’s 2017 Annual Report on Form 10-K (the “2017 Annual Report”) to reflect the retrospective application of two new accounting standards: ASU 2017-07, “Compensation – Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”; and ASU 2016-18, “Statement of Cash Flows (Topic 230), Restricted Cash.” The Company adopted ASU 2017-07 and ASU 2016-18 effective January 1, 2018 and began to report comparative results under both standards in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The Company also adopted ASU 2016-15, “Cash Payments” retrospectively, but there were no changes to the historical amounts presented in the 2017 Annual Report resulting from the adoption of this standard.

In addition, and separate from the adoption of the new accounting standards mentioned above, the Company reclassified an immaterial amount from unearned revenue to the allowance for doubtful accounts as of December 31, 2017 to conform to the presentation of a similar amount as of March 31, 2018.

This recast financial information is set forth in Exhibit 99.1 to this Current Report and is filed herewith to incorporate such information by reference into the Company’s future filings under the Securities Act of 1933, as amended (the “Securities Act”). Exhibit 99.1 includes only the sections of the 2017 Annual Report that are impacted by the recasting and reclassification of certain financial information.

This Current Report does not reflect events occurring after the Company filed the 2017 Annual Report and does not modify or update the disclosures therein in any way, other than to reflect its retrospective application of ASU 2017-07 and ASU 2016-18, and the reclassification of an immaterial amount from unearned revenue to the allowance for doubtful accounts as of December 31, 2017.

For developments that have occurred subsequent to the filing of the 2017 Annual Report, refer to the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, which were filed with the SEC on May 15, 2018 and August 14, 2018, respectively, and other filings by the Company with the SEC.

China Merchants Americold Logistics Company Limited Subsequent Event

The Company is also filing this Current Report to update the financial statements of China Merchants Americold Logistics Company Limited (“China Merchants”) previously included in the Company’s 2017 Annual Report to include a subsequent event involving legal proceedings commenced by a plaintiff against a subsidiary of China Merchants, alleging that the subsidiary breached certain agreements with the plaintiff. The plaintiff and China Merchants have entered into settlement negotiations in which each party will waive certain claims against the other.

These updated financial statements are set forth in Exhibit 99.2 to this Current Report and are filed herewith to incorporate such information by reference into the Company’s future filings under the Securities Act. These financial statements have not been updated for other events occurring after the filing date of the 2017 Annual Report, except as described above.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young Hua Ming LLP

99.1	Recast Financial Information

- Item 6. Selected Financial Data - Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Item 8. Financial Statements and Supplementary Data

99.2	Financial Statements of China Merchants Americold Logistics Company Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2018

AMERICOLD REALTY TRUST

By:	/s/ James Snyder
Name: James Snyder
Title: Chief Legal Officer and Executive Vice President